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                                                                    EXHIBIT 99.2

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                                                               PROXY
                                                        MYPOINTS.COM, INC.

                                                 100 California Street, 12th Floor
                                                      San Francisco, CA 94111

                                                SOLICITED BY THE BOARD OF DIRECTORS

                                              FOR THE SPECIAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Steven M. Markowitz and Layton S. Han, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of MyPoints.com, Inc.
(the "Company") held of record by the undersigned on June 23, 2000 at the Special Meeting of Stockholders to be held on August 3,
2000 at the offices of Wilson Sonsini Goodrich & Rosati, One Market, Spear Street Tower, 33rd Floor, San Francisco, California, and
any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL,
THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED
ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

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      SEE REVERSE SIDE                     CONTINUED AND TO BE SIGNED ON REVERSE SIDE                       SEE REVERSE SIDE
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               Please mark
          [X]  votes as in
               this example.

                                                                         FOR         AGAINST        ABSTAIN
                                                                         [ ]           [ ]            [ ]
1.   Approve the issuance of shares of MyPoints common stock
     in the merger of a wholly-owned subsidiary of MyPoints
     with and into Cybergold, Inc., as contemplated by the
     Agreement and Plan of Reorganization and Merger dated as
     of April 14, 2000, as amended by Amendment No. 1 thereto
     dated as of June 20, 2000, among MyPoints, Mygo
     Acquisition Corporation and Cybergold.

2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.


                                                                       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                                                                       Please sign exactly as name appears herein. Joint owners
                                                                       should each sign. Executors, administrators, trustees,
                                                                       guardians, or other fiduciaries should give full info as
                                                                       such. If signing for a corporation, please sign in full
                                                                       corporate name by a duly authorized officer.

Full name:                                   Date:                Signature:                                     Date:
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